Exhibit 99.1

Alight Reports Third Quarter Results

– Achieved total revenue growth of over 8%, and nearly 9% Employer Solutions revenue growth –

– Generated robust BPaaS bookings of $262 million or growth of 26% –

– Sustained strong double-digit expansion of profitability –

– Raises 2023 adjusted EPS guidance range –

– Over 95% of revenue under contract for 2023 –

LINCOLNSHIRE, IL – November 1, 2023 – Alight, Inc. (NYSE: ALIT), a leading cloud-based provider of integrated digital human capital and business solutions, today reported results for the third quarter ended September 30, 2023.

“Alight delivered high single-digit revenue growth and double-digit profitability expansion as our successful transformation into a platform company is enabling consistent and durable financial performance,” said Chief Executive Officer Stephan Scholl. “With the platform as our foundation, we are seeing broad-based demand for our solutions, underscored by robust BPaaS bookings that grew 26% over the prior year. Our continued strong financial performance, along with $2.7 billion of revenue already under contract for 2024, enables us to reaffirm our 2023 and mid-term guidance.”

Third Quarter 2023 Highlights

•
Revenue increased 8.4% over the prior year period to $813 million
•
Over 95% of projected 2023 revenue under contract at the end of the third quarter
•
Business Process as a Service (BPaaS) revenue grew 21.9% to $184 million, representing 22.6% of total revenue
•
BPaaS bookings on a total contract value (TCV) basis were $262 million, representing growth of 26.0% compared to the prior year period. Since the start of 2021, we have delivered BPaaS TCV bookings of nearly $2 billion, ahead of our goal of $1.5 billion by the end of 2023
•
Gross profit of $257 million and gross profit margin of 31.6% compared to $212 million and 28.3% in the prior year period, respectively, and adjusted gross profit of $287 million and adjusted gross profit margin of 35.3% compared to $239 million and 31.9%, in the prior year period, respectively
•
Net loss of $46 million compared to net loss of $45 million in the prior year period
•
Adjusted EBITDA grew 18.8% over the prior year period to $158 million
•
Cash from operations of $251 million year-to-date in 2023, up $50 million or 25.0% from the prior year period
•
New wins or expanded relationships with companies including FedEx, NielsenIQ, and Royal BAM Group
•
The Company repurchased $26 million of Common Stock under the share repurchase program

Third Quarter 2023 Results

Consolidated Results

Revenue grew 8.4% to $813 million, as compared to $750 million in the prior year period. The improvement was driven by an 8.7% increase in Employer Solutions revenue due to increased net commercial activity, project revenue, and volumes as well as the impact of our 2022 acquisition, and 10.5% growth in Professional Services revenue. Recurring revenues, which comprised 83.3% of total revenue, grew 8.3% to $677 million mainly due to growth in Employer Solutions revenue.

Gross profit was $257 million, or 31.6% of revenue, compared to $212 million, or 28.3% of revenue in the prior year period. The increase in gross profit was primarily driven by revenue growth as noted above and productivity savings, partially offset by additional costs associated with the rise in revenues.

Selling, general and administrative expenses were $177 million, compared to $178 million in the prior year period. The decrease was primarily driven by compensation expenses related to share-based awards, partially offset by the inclusion of expenses from our 2022 acquisition and costs incurred from our previously announced restructuring program.

Interest expense was $34 million as compared to $31 million in the prior year period. The change in expense was primarily due to higher interest expense on our term loan borrowings due to movement in market interest rates.

The Company’s loss before income tax expense was $15 million compared to loss before income tax benefit of $65 million in the prior year period. The change was primarily due to non-operating fair value remeasurements of financial instruments and the tax receivable agreement.

Third Quarter 2023 Segment Results

Employer Solutions

Employer Solutions is driven by Alight’s digital, software and AI-led capabilities and spans total employee wellbeing and engagement, including integrated benefits administration, healthcare navigation, financial health, employee wellness and payroll.

Employer Solutions revenues grew 8.7% to $701 million, as compared to $645 million in the prior year period, as a result of increased net commercial activity, project revenue, and volumes as well as the impact of our 2022 acquisition. Recurring revenue grew 8.7% to $634 million, while project revenue was up 8.1% to $67 million.

Employer Solutions gross profit was $231 million, as compared to $189 million in the prior year period, up 22.2%, driven by revenue growth and productivity savings, partially offset by employee compensation costs and additional costs associated with funding growth of current and future revenues. Employer Solutions adjusted gross profit was $260 million, as compared to $214 million in the prior year period, up 21.5% or $46 million, primarily due to the factors impacting gross profit above.

Professional Services

Professional Services revenues were up 10.5% to $105 million as compared to $95 million in the prior year period as a result of higher recurring revenue and higher project revenue. Recurring revenue and project revenue rose by $4 million and $6 million, respectively.

Professional Services gross profit was $26 million and adjusted gross profit was $27 million, representing an increase of $3 million and $2 million, respectively, compared to the prior year period.

Balance Sheet Highlights

As of September 30, 2023, the Company’s cash and cash equivalents balance was $276 million, total debt was $2,801 million and total debt net of cash and cash equivalents was $2,525 million.

During the quarter, the Company completed a repricing of its 2028 term loan that decreased its interest rate by 25 basis points for $6 million of anticipated annualized interest expense savings.

The interest rates on the Company’s debt are 84% fixed through 2024 and 60% through 2025.

Business Outlook

The Company's 2023 outlook includes:

•
Revenue of $3.47 billion to $3.51 billion (growth of 11% to 12%).
•
Adjusted EBITDA of $735 million to $750 million.
•
Adjusted diluted EPS of $0.65 to $0.69 (versus $0.62 to $0.67 prior).
•
BPaaS total contract value bookings of $700 million to $900 million.
•
Operating Cash Flow Conversion rate of 45-55%.

Reconciliations of the historical financial measures used in this press release that are not recognized under U.S. generally accepted accounting principles ("GAAP") are included below. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s third-quarter financial results is scheduled for today, November 1, 2023 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). Interested parties can access the live webcast and accompanying presentation materials by logging on to the Investor Relations section on the Company’s website at http://investor.alight.com. A replay of the conference call and the accompanying presentation materials will be available on the investor relations website for approximately 90 days.

About Alight Solutions

Alight is a leading cloud-based human capital technology and services provider that powers confident health, wealth and wellbeing decisions for 36 million people and dependents. Our Alight Worklife® platform combines data and analytics with a simple, seamless user experience. Supported by our global delivery capabilities, Alight Worklife is transforming the employee experience for people around the world. With personalized, data-driven health, wealth, pay and wellbeing insights, Alight brings people the security of better outcomes and peace of mind throughout life’s big moments and most important decisions. Learn how Alight unlocks growth for organizations of all sizes at alight.com.

For more information, please visit www.alight.com.

Contacts

Investors:

Jeremy Cohen

investor.relations@alight.com

Media:

Sandra Kelder

sandra.kelder@alight.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance and outlook for Alight’s business, financial results, liquidity and capital resources, and other non-historical statements, including statements in the “Business Outlook” section of this press release. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks related to declines in economic activity in the industries, markets, and regions our clients serve, including as a result of increases in inflation rates or interest rates or changes in monetary and fiscal policies, risks related to the performance of our information technology systems and networks, risks related to our ability to maintain the security and privacy of confidential and proprietary information, risks related to changes in regulation, including developments on the use of artificial intelligence and machine learning, and competition in our industry. Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on March 1, 2023, as such factors may be updated from time to time in Alight's filings with the SEC, which are, or will be, accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be considered along with other factors noted in this presentation and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Operating Cash Flow Conversion, Adjusted Gross Profit and Adjusted Gross Profit Margin. Please see below for additional information and for reconciliations of such non-GAAP financial measures. The presentation of non-GAAP financial measures is used to enhance our investors’ and lenders’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and intangible amortization adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Both Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures used by management and our stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods as well as to evaluate our core operating performance.

Adjusted Net Income, which is defined as net income (loss) attributable to Alight, Inc. adjusted for intangible amortization and the impact of certain non-cash items that we do not consider in the evaluation of ongoing operational performance, is a non-GAAP financial measure used solely for the purpose of calculating Adjusted Diluted Earnings Per Share.

Adjusted Diluted Earnings Per Share is defined as Adjusted Net Income divided by the adjusted weighted-average number of shares of Alight Inc. common stock, diluted. Adjusted Diluted Earnings Per Share is used by us and our investors to evaluate our core operating performance and to benchmark our operating performance against our competitors.

Operating Cash Flow Conversion is defined as cash provided by operating activities divided by Adjusted EBITDA. Operating Cash Flow Conversion is used by management and stakeholders to evaluate our core operating performance.

Adjusted Gross Profit is defined as revenue less cost of services adjusted for depreciation, amortization and share-based compensation, and Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by revenue. Management uses Adjusted Gross Profit and Adjusted Gross Profit Margin as key measures in making financial, operating and planning decisions and in evaluating our performance. We believe that presenting Adjusted Gross Profit and Adjusted Gross Profit Margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison between periods.

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
(in millions, except per share amounts)	2023	2022	2023	2022
Revenue	$813	$750	$2,450	$2,190
Cost of services, exclusive of depreciation and amortization	535	523	1,618	1,497
Depreciation and amortization	21	15	61	39
Gross Profit	257	212	771	654

Operating Expenses
Selling, general and administrative	177	178	555	475
Depreciation and intangible amortization	84	84	254	254
Total operating expenses	261	262	809	729
Operating Income (Loss)	(4)	(50)	(38)	(75)
Other (Income) Expense
(Gain) Loss from change in fair value of financial instruments	(36)	10	(11)	(53)
(Gain) Loss from change in fair value of tax receivable agreement	11	(20)	30	(63)
Interest expense	34	31	100	89
Other (income) expense, net	2	(6)	9	(14)
Total other (income) expense, net	11	15	128	(41)
Income (Loss) Before Income Tax	(15)	(65)	(166)	(34)
Income tax expense (benefit)	31	(20)	26	(28)
Net Income (Loss)	(46)	(45)	(192)	(6)
Net loss attributable to noncontrolling interests	2	(8)	(9)	(9)
Net (Loss) Income Attributable to Alight, Inc.	$(48)	$(37)	$(183)	$3

Earnings Per Share
Basic (net loss) earnings per share	$(0.10)	$(0.08)	$(0.38)	$0.01
Diluted (net loss) earnings per share	$(0.10)	$(0.08)	$(0.38)	$-

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2023	2022
(in millions, except par values)
Assets
Current Assets
Cash and cash equivalents	$276	$250
Receivables, net	664	678
Other current assets	290	379
Total Current Assets Before Fiduciary Assets	1,230	1,307
Fiduciary assets	1,319	1,509
Total Current Assets	2,549	2,816
Goodwill	3,682	3,679
Intangible assets, net	3,632	3,872
Fixed assets, net	357	320
Deferred tax assets, net	5	6
Other assets	524	542
Total Assets	$10,749	$11,235

Liabilities and Stockholders' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$428	$508
Current portion of long-term debt, net	25	31
Other current liabilities	312	300
Total Current Liabilities Before Fiduciary Liabilities	765	839
Fiduciary liabilities	1,319	1,509
Total Current Liabilities	2,084	2,348
Deferred tax liabilities	63	60
Long-term debt, net	2,776	2,792
Long-term tax receivable agreement	634	568
Financial instruments	87	97
Other liabilities	213	281
Total Liabilities	$5,857	$6,146
Commitments and Contingencies
Stockholders' Equity
Preferred stock at $0.0001 par value: 1.0 shares authorized, none issued and outstanding	$—	$—
Class A Common Stock: $0.0001 par value, 1,000.0 shares authorized; 501.1 and 478.3 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Class B Common Stock: $0.0001 par value, 20.0 shares authorized; 10.0 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Class V Common Stock: $0.0001 par value, 175.0 shares authorized; 36.6 and 63.5 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Class Z Common Stock: $0.0001 par value, 12.9 shares authorized; 5.2 and 5.6 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Treasury stock, at cost (6.4 and 1.5 shares at September 30, 2023 and December 31, 2022, respectively)	(52)	(12)
Additional paid-in-capital	4,823	4,514
Retained deficit	(341)	(158)
Accumulated other comprehensive income	96	95
Total Alight, Inc. Stockholders' Equity	$4,526	$4,439
Noncontrolling interest	366	650
Total Stockholders' Equity	$4,892	$5,089
Total Liabilities and Stockholders' Equity	$10,749	$11,235

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30
(in millions)	2023	2022
Operating activities:
Net income (loss)	$(192)	$(6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	76	56
Intangible asset amortization	239	237
Noncash lease expense	15	19
Financing fee and premium amortization	(2)	(1)
Share-based compensation expense	110	129
(Gain) loss from change in fair value of financial instruments	(11)	(53)
(Gain) loss from change in fair value of tax receivable agreement	30	(63)
Release of unrecognized tax provision	(1)	(29)
Deferred tax expense (benefit)	30	(6)
Other	7	4
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	12	(73)
Accounts payable and accrued liabilities	(79)	(2)
Other assets and liabilities	17	(11)
Cash provided by operating activities	$251	$201
Investing activities:
Capital expenditures	(127)	(115)
Cash used in investing activities	$(127)	$(115)
Financing activities:
Net increase (decrease) in fiduciary liabilities	(190)	74
Borrowings from banks	—	104
Financing fees	—	(3)
Repayments to banks	(19)	(134)
Principal payments on finance lease obligations	(17)	(20)
Payments on tax receivable agreements	(7)	—
Tax payment for shares/units withheld in lieu of taxes	(8)	(1)
Deferred and contingent consideration payments	(9)	(81)
Repurchase of shares	(40)	(12)
Other financing activities	1	—
Cash provided by (used in) financing activities	$(289)	$(73)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	(7)
Net increase (decrease) in cash, cash equivalents and restricted cash	(164)	6
Cash, cash equivalents and restricted cash at beginning of period	1,759	1,652
Cash, cash equivalents and restricted cash at end of period	$1,595	$1,658

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
(in millions)	2023	2022	2023	2022
Net Income (Loss)	$(46)	$(45)	$(192)	$(6)
Interest expense	34	31	100	89
Income tax expense (benefit)	31	(20)	26	(28)
Depreciation	26	21	76	56
Intangible amortization	79	78	239	237
EBITDA	124	65	249	348
Share-based compensation	35	54	110	129
Transaction and integration expenses(1)	6	2	16	11
Restructuring	17	23	73	43
(Gain) Loss from change in fair value of financial instruments	(36)	10	(11)	(53)
(Gain) Loss from change in fair value of tax receivable agreement	11	(20)	30	(63)
Other(2)	1	(1)	2	2
Adjusted EBITDA	$158	$133	$469	$417
Revenue	$813	$750	$2,450	$2,190
Adjusted EBITDA Margin(3)	19.4%	17.7%	19.1%	19.0%

(1) Transaction and integration expenses primarily relate to acquisition activity.

(2) Other primarily includes expenses related to debt financing.

(3) Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue.

Reconciliation of Net Income (Loss) Attributable to Alight, Inc. to Adjusted Net Income and Adjusted Diluted Earnings per Share

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
(in millions, except share and per share amounts)	2023	2022	2023	2022
Numerator:
Net (Loss) Income Attributable to Alight, Inc.	$(48)	$(37)	$(183)	$3
Conversion of noncontrolling interest	2	(8)	(9)	(9)
Intangible amortization	79	78	239	237
Share-based compensation	35	54	110	129
Transaction and integration expenses	6	2	16	11
Restructuring	17	23	73	43
(Gain) Loss from change in fair value of financial instruments	(36)	10	(11)	(53)
(Gain) Loss from change in fair value of tax receivable agreement	11	(20)	30	(63)
Other	1	(1)	2	2
Tax effect of adjustments(1)	7	(37)	(44)	(104)
Adjusted Net Income	$74	$64	$223	$196

Denominator:
Weighted average shares outstanding - basic	493,226,324	457,904,703	486,683,943	457,535,329
Dilutive effect of the exchange of noncontrolling interest units	—	—	—	75,800,317
Dilutive effect of RSUs	—	—	—	770,953
Weighted average shares outstanding - diluted	493,226,324	457,904,703	486,683,943	534,106,599
Exchange of noncontrolling interest units(2)	40,858,016	75,800,317	47,618,819	—
Impact of unvested RSUs(3)	9,161,197	10,289,937	9,161,197	9,518,984
Adjusted shares of Class A Common Stock outstanding - diluted(4)	543,245,537	543,994,957	543,463,959	543,625,583

Basic (Net Loss) Earnings Per Share	$(0.10)	$(0.08)	$(0.38)	$0.01
Diluted (Net Loss) Earnings Per Share	$(0.10)	$(0.08)	$(0.38)	$—
Adjusted Diluted Earnings Per Share(4)(5)	$0.14	$0.12	$0.41	$0.36

(1) Income tax effects have been calculated based on the statutory tax rates for both U.S. and foreign jurisdictions based on the Company's mix of income and adjusted for significant changes in fair value measurement.

(2) Assumes the full exchange of the units held by noncontrolling interests for shares of Class A Common Stock of Alight, Inc. pursuant to the exchange agreement.

(3) Includes non-vested time-based restricted stock units that were determined to be antidilutive for U.S. GAAP diluted earnings per share purposes.

(4) Excludes two tranches of contingently issuable seller earnout shares: (i) 7.5 million shares will be issued if the Company's Class A Common Stock's volume-weighted average price ("VWAP") is >$12.50 for 20 consecutive trading days; and (ii) 7.5 million shares will be issued if the Company's Class A Common Stock VWAP is >$15.00 for 20 consecutive trading days. Both tranches have a seven-year duration.

(5) Excludes 28,547,275 and 33,148,917 performance-based units, which represents the gross number of shares expected to vest based on achievement of performance conditions as of September 30, 2023 and September 30, 2022, respectively.

Reconciliation of Segment Profit to Income (Loss) Before Income Tax Benefit

(Unaudited)

	Segment Profit
	Three Months Ended September 30		Nine Months Ended September 30
(in millions)	2023	2022	2023	2022
Employer Solutions	$231	$189	$709	$593
Professional Services	26	23	64	62
Other	-	-	(2)	(1)
Total Gross Profit	257	212	771	654
Selling, general and administrative	177	178	555	475
Depreciation and intangible amortization	84	84	254	254
Operating Income (Loss)	(4)	(50)	(38)	(75)
(Gain) Loss from change in fair value of financial instruments	(36)	10	(11)	(53)
(Gain) Loss from change in fair value of tax receivable agreement	11	(20)	30	(63)
Interest expense	34	31	100	89
Other (income) expense, net	2	(6)	9	(14)
Income (Loss) Before Income Tax	$(15)	$(65)	$(166)	$(34)

Gross Profit to Adjusted Gross Profit Reconciliation by Segment

(Unaudited)

	Three Months Ended September 30, 2023
($ in millions)	Employer Solutions	Professional Services	Other	Total
Gross Profit	$231	$26	$-	$257
Add: stock-based compensation	9	-	-	9
Add: depreciation and amortization	20	1	-	21
Adjusted Gross Profit	$260	$27	$-	$287
Gross Profit Margin	33.0%	24.8%	-	31.6%
Adjusted Gross Profit Margin	37.1%	25.7%	-	35.3%

	Three Months Ended September 30, 2022
($ in millions)	Employer Solutions	Professional Services	Other	Total
Gross Profit	$189	$23	$-	$212
Add: stock-based compensation	11	1	-	12
Add: depreciation and amortization	14	1	-	15
Adjusted Gross Profit	$214	$25	$-	$239
Gross Profit Margin	29.3%	24.2%	-	28.3%
Adjusted Gross Profit Margin	33.2%	26.3%	-	31.9%

	Nine Months Ended September 30, 2023
($ in millions)	Employer Solutions	Professional Services	Other	Total
Gross Profit	$709	$64	$(2)	$771
Add: stock-based compensation	25	2	-	27
Add: depreciation and amortization	58	1	2	61
Adjusted Gross Profit	$792	$67	$-	$859
Gross Profit Margin	33.4%	21.1%	-7.7%	31.5%
Adjusted Gross Profit Margin	37.3%	22.1%	-	35.1%

	Nine Months Ended September 30, 2022
($ in millions)	Employer Solutions	Professional Services	Other	Total
Gross Profit	$593	$62	$(1)	$654
Add: stock-based compensation	27	2	-	29
Add: depreciation and amortization	36	1	2	39
Adjusted Gross Profit	$656	$65	$1	$722
Gross Profit Margin	31.5%	22.5%	-3.1%	29.9%
Adjusted Gross Profit Margin	34.9%	23.6%	3.1%	33.0%

Other Select Financial Data

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
($ in millions)	2023	2022	2023	2022
Segment Revenues
Employer Solutions:
Recurring	$634	$583	$1,942	$1,712
Project	67	62	179	170
Total Employer Solutions	701	645	2,121	1,882
Professional Services:
Recurring	36	32	104	94
Project	69	63	199	182
Total Professional Services	105	95	303	276
Total Reportable Segments	806	740	2,424	2,158
Other (1)	7	10	26	32
Total revenue	$813	$750	$2,450	$2,190

Segment Gross Profit
Employer Solutions	$231	$189	$709	$593
Professional Services	26	23	64	62
Other	—	—	(2)	(1)
Total gross profit	$257	$212	$771	$654

Segment Gross Margin
Employer Solutions	33.0%	29.3%	33.4%	31.5%
Professional Services	24.8%	24.2%	21.1%	22.5%
Other	0.0%	0.0%	(7.7%)	(3.1%)
Total gross margin	31.6%	28.3%	31.5%	29.9%

Segment Adjusted Gross Profit
Employer Solutions	$260	$214	$792	$656
Professional Services	27	25	67	65
Other	—	—	—	1
Total adjusted gross profit	$287	$239	$859	$722

Segment Adjusted Gross Margin Percent
Employer Solutions	37.1%	33.2%	37.3%	34.9%
Professional Services	25.7%	26.3%	22.1%	23.6%
Other	0.0%	0.0%	0.0%	3.1%
Total adjusted gross margin percent	35.3%	31.9%	35.1%	33.0%

Adjusted EBITDA	$158	$133	$469	$417

Cash provided by operating activities			$251	$201

Other Key Statistics
Recurring revenue	$677	$625	$2,072	$1,838
BPaaS revenue	$184	$151	$534	$393
BPaaS revenue as % of total revenue	22.6%	20.1%	21.8%	17.9%
BPaaS bookings(2)	$262	$208	$486	$564

(1) Other revenues primarily attributable to the former Hosted Segment.

(2) BPaaS bookings are reported on a total contract value (TCV) basis.